Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of 8point3 Energy Partners LP of our report dated May 19, 2015 relating to the balance sheet of 8point3 Energy Partners LP, which appears in 8point3 Energy Partners LP Registration Statement on Form S-1 (No. 333-202634).

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 10, 2015